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Subject Company: Insignia Financial Group, Inc.

Commission File No.: 001-14373

The following is the text of an article posted by GlobeSt.com on March 3, 2003:

Up Close

Brett White of CBRE

by John Salustri

While the industry continues to get its mind around the impact of CB Richard Ellis’ $415-million acquisition of Insignia Financial, management teams of the two firms are getting down to the awesome task of preparing to merge these two monstrous entities into one when the deal closes in June. GlobeSt.com was granted an exclusive interview with one of the architects of the merger, CBRE president Brett White. White interrupted a luncheon meeting with a roster of leaders from both firms, including majority owner Dick Blum, Insignia/ESG chairman Steve Siegel and CBRE tri-state president Mary Anne Tighe, to sit down with us to talk about the process of acquisition CBRE-style and to answer once and for all the critics who naysay the cultural and fiscal wisdom of the deal. Throughout the interview, White was easy and forthcoming though guarding against the specter of forward-looking statements.

GlobeSt.com: The rumors about a merger were circulating for months. When did you two get serious?

White: CBRE has been in the marketplace for years, looking for good partners in our business, and this firm is just one of many that we’ve talked to informally for a long time.

GlobeSt.com: But when did the talks become serious?

White: I can’t expound on that.

GlobeSt.com: The forthcoming overlap in service areas has been a big topic of conversation throughout the industry. Will it be a problem for you?

White: It’s a very good question. When we think about mergers, there are a few tests that we apply against our company and theirs before we get into any serious discussions, and the first test is how the cultures match up. If the cultures don’t fit, there’s no point in a discussion of any kind. Once we determine that the cultures are synergistic, and certainly in this transaction they absolutely are, we then look at the businesses—market by market and business line by business line and person by person.

GlobeSt.com: Person by person? How long will this process take?

White: We have a lot of people in our company and in Insignia who know the business very well, so that process start to finish is not long. Let’s look at it this way; the commercial real estate business is led by a number of firms and we all know each other very well, we know their strengths and we know their weaknesses. We’re not strangers. So the actual work isn’t very much because our people know their people.

GlobeSt.com: But getting back to the overlap . . .

White: Let me be specific about that. Think about those things where Insignia is strongest. When you think about Insignia, you think about New York. If you know them well you think about London. You think that the heritage of Edward S. Gordon is one of doing very complex, very large lease transactions on the behalf of the tenant. You think of them as very strong in urban centers. Also, property management and brokerage underpin great consulting and their other pieces. Now, let’s compare that with CBRE, which is historically a suburban company. It started on the West Coast and moved east. So you have a company that was born and raised in New York City and one that was born and raised in Los Angeles. They grew west as we grew east. New York is a market where we’re growing, but we’re certainly not in the top two or three. They are. In London they are a much bigger company than us. In Los Angeles we are a much bigger company than they are.

GlobeSt.com: Geographically the overlap may not be there, but what about the business lines—such as brokerage or financial services? Isn’t there overlap there?

White: Very little. Our financial services business is actually built around a series of businesses. First there’s investment-property sales, and nationally, by any measurement, we are the recognized leader. Insignia/ESG is very good at it in select markets, but it’s not their renowned business line.

Then there’s mortgage financing. Depending on what day you measure it, we’re one of the top mortgage brokerage companies in the country. Insignia has an operation in the DC area that’s phenomenal, but in this business line, there’s not much else. Total synergy, no overlap.

We also do a very big business in fund management. CB Richard Ellis Investors, which has about $10 billion of assets under management; is a fiduciary owner on behalf of others. Insignia has no such business in the states; although they are in London. Again, no overlap issues.

GlobeSt.com: What about broker bailout?

White: Both of these companies have cultures that say change is good. Edward S. Gordon was bought by Insignia in ‘96. Our company has been through dozens of mergers and acquisitions and a very public go-private transaction in 2001. The people from both firms are the most competitive in the marketplace, and their story just got a lot better. The reason we don’t expect a lot of unrest is because our people see the strategy of this merger as self-evident.

GlobeSt.com: But what are you doing to prevent the possibility of bailouts?

White: We’re simply educating our people about what the platform will look like, and it will sell itself. I’m sure in markets around the world we’ll lose people to competitors who decide that they have to get Joe or Mary any cost. We’re seeing some of that already. The great news is that so far they’ve failed. Employee retention never ends. It only moves to another phase.

GlobeSt.com: And your people would say the same thing?

White: Go to Bob Alexander and ask him why he is so excited about this. He’ll tell you that what he gets in this transaction is a toolbox he doesn’t have right now. He wouldn’t say is that all he sees is overlap. He sees plenty of room in the New York market for everybody and, more important, he’ll have tools in these other business lines that he didn’t have before.

GlobeSt.com: A lot of people are wondering if Steve Siegel and Mary Anne Tighe can play nicely together.

White: Absolutely yes. One of the wonderful things about bringing these two companies together is that the strongest talent in the industry—on both sides—is excited about their prospects.

GlobeSt.com: But on both sides you have high-profile brokers who may cling to old loyalties. How will you address that?

White: What I’m being told by salespeople in both organizations is that there is a very high level of respect for what each company has done.

GlobeSt.com: What about the overlap on the administrative side?

White: Certainly there is some overlap on the administrative side, but not as much as you think. We both run very lean organizations, and the people we have on both sides to a great extent are needed. In this transaction the overlap is not huge.

GlobeSt.com: But any merger is subject to overlap and always brings about some degree of attrition.

White: Certainly.

GlobeSt.com: When the deal closes, will New York operations still be headquartered at 200 Park?

White: Yes.

GlobeSt.com: Once and for all, how do you answer the critics who target your debt and ask what in the world CBRE was thinking?

White: I’m flattered that the strategic business plans of my competitors have now been reduced to commenting on what they think our balance sheet looks like. That’s all I hear; I hear nothing about their strategies, nothing about their plans to expand their platforms. We’re out there doing it, and we’ve been doing it for a long time. Also, the things I’m hearing from our competitors are the exact same comments I heard in May 2001 when our company went private. They are exactly the same people saying exactly the same things. They were wrong then and the facts speak for themselves. This company since May 2001 has demonstrated leadership in the industry and will continue to do so.

GlobeSt.com: Why do they keep hitting the culture button?

White: I don’t know. To our employees this is very exciting, to our clients it’s very exciting and it’s probably worrisome to those competitors. Some respond by saying here are two great companies coming together to create one great competitor. Others struggle to find something negative to say. But both Insignia/ESG and CBRE have deep experience in mergers. This is not our first our first transaction. We are good at this and we know what makes for good integration. We would not be where we are today if we weren’t assured that the cultures did fit.

# # #

In connection with the merger, Insignia will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF INSIGNIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Corporate Communications, Insignia Financial Group, Inc., 200 Park Avenue, New York, New York 10166 (Telephone: (212) 984-6515). In addition, documents filed with the SEC by Insignia will be available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Insignia in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Insignia with the SEC.

Certain items discussed in the article above constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements which make reference to the expectations or beliefs of the companies or any of its management are such forward-looking statements, including statements concerning the performance of the companies or any of their business units, and the business outlook for, and the companies’ expected performance in 2003. Such forward-looking statements speak only as of the date of the article. The companies expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the companies’ expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.